UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2009

VIRTUAL RADIOLOGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11995 Singletree Lane, Suite 500, Eden Prairie, Minnesota (Address of principal executive offices)	55344 (Zip code)
(952) 595-1100
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On September 14, 2009 Dr. Eduard Michel, the Chief Medical Officer and co-founder of Virtual Radiologic Corporation, entered into a trading plan under Rule 10b5-1, providing for the sale of up to 225,000 shares of the company’s common stock, in order to diversify his holdings and meet individual financial planning goals. Under the plan and pursuant to Rule 144, Dr. Michel plans to sell shares in the open market from time to time, subject to minimum price and volume limits, during the period from October 12, 2009 to October 11, 2010. If Dr. Michel completes all of the planned sales of shares under his Rule 10b5-1 plan, he will remain one of the company’s largest individual stockholders, owning approximately 5% of the company’s outstanding shares (based upon shares outstanding as of June 30, 2009). Transactions under Dr. Michel’s plan will be disclosed publicly through Form 144 and Form 4 filings as required by the SEC.
Rule 10b5-1 provides an affirmative defense against insider trading liability for trades made pursuant to written, pre-arranged stock trading plans adopted when the trading party is not in possession of material, non-public information regardless of any subsequent material, non-public information they possess at the time of a transaction under the plan.
Information in this Current Report on Form 8-K shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 16, 2009

VIRTUAL RADIOLOGIC CORPORATION
By:	/s/ Michael J. Kolar
	Name:	Michael J. Kolar
	Title:	Vice President, General Counsel & Secretary